Exhibit 99.1
FCB Financial Holdings, Inc. Reports Record First Quarter 2018 Financial Results
Weston, Fla. - FCB Financial Holdings, Inc. (the "Company") today reported first quarter 2018 net income of $40.1 million, or $0.84 per share on a fully diluted basis, and adjusted net income of $40.7 million, or $0.85 per share on a fully diluted basis. Net income rose 3% year-over-year and pre-tax income increased by 12% to $48.2 million. Adjusted net income rose 40% year-over-year and adjusted net income per diluted share rose 34%. This resulted in a ROA of 148 basis points and an adjusted ROA of 150 basis points.

•	Fully tax equivalent net revenue of $91.7 million;

•	Reported and Adjusted EPS of $0.84 and $0.85 per share, respectively, on a fully diluted basis;

•	Net Interest Margin and Adjusted Net Interest Margin expanded by 5 basis points during the quarter to 3.18% and 3.14%, respectively;

•	New loan portfolio grew sequentially at an annualized rate of 18% when excluding the impact of syndication sales and paydowns;

•	New loan fundings of $495.4 million during the quarter;

•	Demand deposits grew by $163.9 million, or 25% annualized, during the quarter;

•	Reported and Adjusted Efficiency ratio of 43.5% and 39.6%, respectively;

•	Reported and Adjusted ROA of 148 and 150 basis points, respectively; and

•	Tangible book value per share was $24.80.
The Company views certain non-operating items, including, but not limited to, merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as adjustments to net income. Non-operating adjustments for the first quarter of 2018 primarily relate to merger related expenses associated with the acquisition of Floridian Community Holdings, Inc. ("Floridian Community") that was completed on March 1, 2018. Non-operating adjustments include $911 thousand of professional services expense, $826 thousand of severance and salary related expense, $539 thousand of data processing and system conversion expense and $277 thousand of other operating expense, and $1.4 million losses on investment securities. Additionally, the company expects its 2018 annual GAAP tax rate to be between 20-23%.

The reconciliation of non-GAAP measures (including adjusted net income, adjusted efficiency ratio, adjusted ROA, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “The first quarter was another great quarter for FCB, as we grew the balance sheet by nearly $1 billion while increasing our net interest margin by 5 basis points, closed our Floridian Community acquisition in less than 3 months and continued our organic momentum with over $435 million of organic deposit growth and over $495 million of organic loan fundings. Our organic growth and community centric approach continues to differentiate us in the market as we solidify our position as Florida’s largest community banking company.”
Loan Portfolio and Composition
During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $726.6 million to $8.7 billion as of March 31, 2018, an increase of 9% from $8.0 billion as of December 31, 2017, and 26% from $6.9 billion as of March 31, 2017.
The Bank’s new loan portfolio totaled $8.0 billion as of March 31, 2018, an increase of 4% from $7.7 billion as of December 31, 2017 and 22% from $6.6 billion as of March 31, 2017. Loan growth during the quarter was a result of $495.4 million of organic new loan fundings, consisting of $246.1 million of commercial and industrial, $161.9 million of commercial real estate and $87.4 million of residential and consumer. Additionally, during the quarter, the Company decreased its syndicated loan portfolio by $24 million with the total syndicated portfolio representing only 3% of total loans. As of March 31, 2018, new loans made up 92% of the total loan portfolio as compared to 96% and 95% as of December 31, 2017 and March 31, 2017, respectively.
The Bank’s acquired loan portfolio totaled $728.1 million as of March 31, 2018, an increase of 130% from $316.4 million as of December 31, 2017 and an increase of 99% from $366.2 million as of March 31, 2017. The increase in the current quarter was primarily driven by the acquisition of Floridian Community. As of March 31, 2018, acquired loans made up 8% of our total loan portfolio as compared to 4% and 5% as of December 31, 2017 and March 31, 2017, respectively.

Asset Quality
The provision for loan losses of $2.1 million recorded for the first quarter of 2018 includes a $2.1 million provision for new loans and a valuation allowance of $16 thousand for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $46.2 million, or 0.58% of the $8.0 billion in new loans outstanding. The nonperforming new loan ratio as of March 31, 2018 was 0.04%.
Deposits and Borrowings
Deposits totaled $9.5 billion as of March 31, 2018, an increase of 9% from $8.7 billion as of December 31, 2017 and an increase of 24% from $7.7 billion as of March 31, 2017. During the first quarter of 2018, demand deposits increased by $163.9 million, or 6%, from December 31, 2017 and increased by $727.4 million, or 34%, from March 31, 2017. Demand deposits represent 30% of total deposits as of March 31, 2018 as compared to 31% and 28% as of December 31, 2017 and March 31, 2017, respectively. The cost of deposits was 107 basis points for the quarter, representing a 12 basis point increase from the fourth quarter of 2017 and a 32 basis point increase from the first quarter of 2017. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in March, June and December 2017 and March 2018.
Net Interest Margin and Net Interest Income
The net interest margin for the first quarter of 2018 was 3.18%, an increase of 5 basis points from the fourth quarter of 2017 and a decrease of 6 basis points from the first quarter of 2017. The increase from the fourth quarter of 2017 was due primarily to the 12 basis point increase in yield on interest-earning assets partially offset by the 10 basis point increase in cost of interest-bearing liabilities.
Net interest income totaled $82.2 million in the first quarter of 2018, an increase of 5% from $78.1 million in the fourth quarter of 2017 and an increase of 18% from $69.7 million in the first quarter of 2017. Interest income totaled $108.6 million for the first quarter of 2018, an increase of 7% from $101.5 million in the fourth quarter of 2017 and an increase of 27% from $85.2 million in the first quarter of 2017. Interest income from new loans increased by $5.8 million, or 8%, from the fourth quarter of 2017 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans increased by $0.9 million, or 14%, from the fourth quarter due to the acquisition of Floridian Community. Interest expense was $26.4 million for the first quarter of 2018, an increase of 13% from $23.4 million in the fourth quarter of 2017 and an increase of 70% from $15.6 million in the first quarter of 2017. The increase from the fourth quarter of 2017 was a result of a 10 basis point increase on cost of interest-bearing liabilities associated with increased time deposit duration as well as the impact of the December 2017 and March 2018 Federal Reserve rate hikes on deposit costs.
Noninterest Income and Noninterest Expense
Noninterest income totaled $7.2 million for the first quarter of 2018 as compared to $7.7 million for the fourth quarter of 2017 and $10.0 million for the first quarter of 2017. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and other noninterest income of $4.9 million, $1.4 million and $1.1 million, respectively.
Noninterest expense totaled $39.2 million for the first quarter of 2018, an increase of 8% from $36.1 million in the fourth quarter of 2017 and an increase of 12% from $35.1 million in the first quarter of 2017. Non-operating adjustments for the first quarter of 2018 primarily relate to merger related expenses associated with the acquisition of Floridian Community that was completed on March 1, 2018. Non-operating adjustments include $911 thousand of professional services expense, $826 thousand of severance and salary related expense, $539 thousand of data processing and system conversion expense and $277 thousand of other operating expense.
Financial Position
Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.0%, 10.7% and 12.2% for the first quarter of 2018 respectively, compared to 10.3%, 10.5% and 12.4% for the fourth quarter of 2017, respectively. Stockholders’ equity totaled $1.30 billion as of March 31, 2018, an increase of 10.6% from $1.18 billion as of December 31, 2017 due to net income of $40.1 million and an increase of $100.7 million of additional paid-in capital partially offset by a decrease in accumulated other comprehensive income of $15.1 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $24.80 as of March 31, 2018.

Conference Call
The Company will host a conference call today, Tuesday, April 24, 2018 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company's website, www.floridacommunitybank.com, by navigating to Investor Relations.
The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through May 24, 2018, by dialing (877) 344-7529 and entering pass code 10118528.
The live broadcast of the conference call will also be available online at the Company's website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of FCB and Floridian Community. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements. Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite shareholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with FCB’s and Floridian Community’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which FCB and Floridian Community operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks; certain risks and important factors that could affect FCB’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.
Use of Non-GAAP Financial Measures
Adjusted net income, adjusted efficiency ratio, adjusted return-on-assets ("adjusted ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of adjusted net income and adjusted ROA, total net interest income, total noninterest income and total noninterest expense in the case of adjusted efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of adjusted net income, adjusted efficiency ratio, and adjusted ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither Adjusted net income nor Adjusted ROA should be viewed as a substitute for net income, nor should Adjusted efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
About FCB Financial Holdings, Inc.
FCB Financial Holdings, Inc. (NYSE: FCB) is the largest community banking company and the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Recently, FCB was ranked #8 among Forbes’ “Best Banks in America,” marking the second consecutive year FCB was included among the publication’s top 10 leading U.S. banks. FCB was also awarded a five-star rating from Bauer Financial™, FCB assets are more than $11 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 50 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$87,466	$80,830	$76,465	$71,516	$66,589
Interest and dividends on investment securities	20,854	20,479	20,215	18,921	18,561
Other interest income	237	181	136	136	72
Total interest income	108,557	101,490	96,816	90,573	85,222
Interest expense:
Interest on deposits	23,649	19,789	17,134	15,625	13,518
Interest on borrowings	2,725	3,587	3,901	3,061	2,034
Total interest expense	26,374	23,376	21,035	18,686	15,552
Net interest income	82,183	78,114	75,781	71,887	69,670
Provision for loan losses	2,076	2,786	2,871	2,115	1,643
Net interest income after provision for loan losses	80,107	75,328	72,910	69,772	68,027
Noninterest income:
Service charges and fees	1,054	978	941	902	915
Loan and other fees	4,900	3,041	2,831	3,048	2,495
Bank-owned life insurance income	1,367	1,397	1,422	1,414	1,414
Income from resolution of acquired assets	74	425	466	320	762
Gain (loss) on sales of other real estate owned	105	(55)	(143)	(23)	45
Gain (loss) on investment securities	(1,404)	211	690	255	777
Other noninterest income	1,127	1,734	2,218	2,957	3,579
Total noninterest income	7,223	7,731	8,425	8,873	9,987
Noninterest expense:
Salaries and employee benefits	21,945	21,987	20,860	21,486	20,497
Occupancy and equipment expenses	3,558	3,447	3,283	3,336	3,397
Loan and other real estate related expenses	1,111	371	837	1,188	1,227
Professional services	2,265	1,690	1,390	1,508	1,352
Data processing and network	3,566	3,113	3,397	3,090	2,965
Regulatory assessments and insurance	2,497	2,280	2,330	2,184	2,177
Amortization of intangibles	294	255	256	256	256
Marketing and promotions	1,757	1,164	1,130	947	1,346
Other operating expenses	2,168	1,812	1,756	1,257	1,867
Total noninterest expense	39,161	36,119	35,239	35,252	35,084
Income before income tax expense	48,169	46,940	46,096	43,393	42,930
Income tax expense	8,070	27,976	13,936	8,312	3,941
Net income	$40,099	$18,964	$32,160	$35,081	$38,989
Earnings per share:
Basic	$0.89	$0.43	$0.74	$0.82	$0.93
Diluted	$0.84	$0.41	$0.70	$0.76	$0.86
Weighted average shares outstanding:
Basic	45,239,988	43,797,291	43,333,947	42,659,101	41,730,610
Diluted	47,579,309	46,565,439	46,189,468	46,042,552	45,573,213

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Assets:
Cash and due from banks	$63,640	$60,787	$62,695	$62,578	$70,908
Interest-earning deposits in other banks	85,385	55,134	49,732	37,424	62,929
Investment securities:
Available for sale securities, at fair value	2,269,046	2,120,803	2,102,711	2,046,488	1,976,252
Federal Home Loan Bank and other bank stock, at cost	58,184	56,881	61,838	68,372	55,652
Total investment securities	2,327,230	2,177,684	2,164,549	2,114,860	2,031,904
Loans held for sale	4,167	12,736	13,503	24,145	21,251
Loans:
New loans	7,976,251	7,661,385	7,164,480	6,900,380	6,552,214
Acquired loans	728,141	316,399	333,725	351,021	366,156
Allowance for loan losses	(49,213)	(47,145)	(44,291)	(41,334)	(39,431)
Loans, net	8,655,179	7,930,639	7,453,914	7,210,067	6,878,939
Premises and equipment, net	39,424	36,144	35,741	36,111	36,278
Other real estate owned	14,072	14,906	17,599	18,540	18,761
Goodwill and other intangible assets	147,738	84,872	85,127	85,383	85,639
Deferred tax assets, net	34,933	27,043	51,521	50,612	56,178
Bank-owned life insurance	212,925	201,069	199,672	198,250	198,089
Other assets	77,420	76,065	95,279	63,422	72,346
Total assets	$11,662,113	$10,677,079	$10,229,332	$9,901,392	$9,533,222
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,478,837	$1,236,685	$1,242,562	$1,135,922	$1,069,745
Interest-bearing	4,770,265	4,830,525	4,486,085	4,489,554	4,571,833
Total transaction accounts	6,249,102	6,067,210	5,728,647	5,625,476	5,641,578
Time deposits	3,237,174	2,606,717	2,377,446	2,069,714	2,032,793
Total deposits	9,486,276	8,673,927	8,106,093	7,695,190	7,674,371
Borrowings	753,921	749,113	874,222	1,019,494	739,519
Other liabilities	117,774	74,867	92,944	69,430	64,085
Total liabilities	10,357,971	9,497,907	9,073,259	8,784,114	8,477,975

Stockholders’ Equity:
Class A common stock	49	47	46	46	45
Class B common stock	—	—	—	—	—
Additional paid-in capital	1,034,687	933,960	924,462	916,360	898,394
Retained earnings	353,019	313,645	294,681	262,521	227,440
Accumulated other comprehensive income (loss)	(6,240)	8,893	14,257	15,724	6,741
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(77,373)	(77,373)
Total stockholders’ equity	1,304,142	1,179,172	1,156,073	1,117,278	1,055,247
Total liabilities and stockholders’ equity	$11,662,113	$10,677,079	$10,229,332	$9,901,392	$9,533,222

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Performance Ratios:
Interest rate spread	2.87%	2.85%	2.90%	2.92%	3.03%
Net interest margin	3.18%	3.13%	3.17%	3.16%	3.24%
Return on average assets	1.48%	0.72%	1.28%	1.47%	1.72%
Return on average equity	13.24%	6.41%	11.21%	12.95%	15.58%
Efficiency ratio (company level)	43.47%	41.78%	41.54%	43.33%	43.72%
Average interest-earning assets to average interest-bearing liabilities	124.25%	125.00%	124.57%	123.38%	121.19%
Loans receivable to deposits	91.76%	91.97%	92.50%	94.23%	90.15%
Yield on interest-earning assets	4.14%	4.02%	3.99%	3.93%	3.90%
Cost of interest-bearing liabilities	1.27%	1.17%	1.09%	1.01%	0.87%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.19%	0.21%	0.28%	0.22%	0.24%
Nonperforming assets to total assets	0.26%	0.29%	0.38%	0.35%	0.37%
ALL to nonperforming assets	161.18%	150.41%	114.60%	120.11%	111.81%
ALL to total gross loans	0.57%	0.59%	0.59%	0.57%	0.57%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.04%	0.04%	0.05%	0.02%	0.02%
New loan ALL to total gross new loans	0.58%	0.58%	0.57%	0.55%	0.54%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	1.83%	4.15%	5.23%	4.05%	4.15%
Acquired loan ALL to total gross acquired loans	0.42%	0.95%	1.01%	1.06%	1.11%
Capital Ratios (Company):
Average equity to average total assets	11.2%	11.3%	11.4%	11.3%	11.0%
Tangible average equity to tangible average assets (1)	10.3%	10.6%	10.6%	10.5%	10.2%
Tangible common equity ratio (1)	10.0%	10.3%	10.6%	10.5%	10.3%
Tier 1 leverage ratio	10.7%	10.5%	10.6%	10.6%	10.5%
Tier 1 risk-based capital ratio	11.6%	11.9%	12.2%	12.3%	12.2%
Total risk-based capital ratio	12.2%	12.4%	12.7%	12.9%	12.8%
Capital Ratios (Bank):
Average equity to average total assets	10.0%	10.1%	10.2%	10.1%	10.0%
Tangible common equity ratio	9.1%	9.0%	9.3%	9.3%	9.1%
Tier 1 leverage ratio	9.7%	9.2%	9.4%	9.3%	9.3%
Tier 1 risk-based capital ratio	10.5%	10.4%	10.8%	10.9%	10.9%
Total risk-based capital ratio	11.1%	11.0%	11.4%	11.4%	11.5%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
New Loans:
Commercial real estate	$2,168,606	$2,103,788	$1,934,246	$1,811,977	$1,703,790
Owner-occupied commercial real estate	1,074,076	987,781	933,439	856,050	790,062
1-4 single family residential	2,232,791	2,185,362	2,126,006	2,133,883	2,084,966
Construction, land and development	732,551	684,462	682,354	706,866	627,894
Home equity loans and lines of credit	61,856	59,636	52,945	47,686	50,815
Total real estate loans	$6,269,880	$6,021,029	$5,728,990	$5,556,462	$5,257,527
Commercial and industrial	1,701,651	1,634,372	1,431,445	1,339,591	1,290,456
Consumer	4,720	5,984	4,045	4,327	4,231
Total new loans	$7,976,251	$7,661,385	$7,164,480	$6,900,380	$6,552,214

Acquired ASC 310-30 Loans:
Commercial real estate	$138,853	$104,335	$111,416	$120,781	$129,317
1-4 single family residential	35,264	27,513	28,044	28,792	30,115
Construction, land and development	31,188	13,167	13,791	15,060	15,912
Home equity loans and lines of credit	202	—	—	—	—
Total real estate loans	$205,507	$145,015	$153,251	$164,633	$175,344
Commercial and industrial	22,434	12,631	13,145	13,612	14,234
Consumer	1,373	1,423	1,447	1,478	1,554
Total Acquired ASC 310-30 Loans	$229,314	$159,069	$167,843	$179,723	$191,132

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$111,294	$37,736	$37,896	$38,043	$38,352
Owner-occupied commercial real estate	82,534	16,100	18,097	18,266	18,465
1-4 single family residential	164,188	57,695	60,374	62,485	64,669
Construction, land and development	32,413	5,889	5,890	5,890	5,890
Home equity loans and lines of credit	42,435	34,589	38,007	40,809	41,835
Total real estate loans	$432,864	$152,009	$160,264	$165,493	$169,211
Commercial and industrial	47,760	5,062	5,284	5,499	5,487
Consumer	18,203	259	334	306	326
Total Acquired Non-ASC 310-30 Loans	$498,827	$157,330	$165,882	$171,298	$175,024
Total loans	$8,704,392	$7,977,784	$7,498,205	$7,251,401	$6,918,370

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,478,837	$1,236,685	$1,242,562	$1,135,922	$1,069,745
Interest-bearing demand deposits	1,375,820	1,454,097	1,232,116	1,117,280	1,057,539
Interest-bearing NOW accounts	474,737	363,191	368,796	401,845	422,329
Savings and money market accounts	2,919,708	3,013,237	2,885,173	2,970,429	3,091,965
Time deposits	3,237,174	2,606,717	2,377,446	2,069,714	2,032,793
Total deposits	$9,486,276	$8,673,927	$8,106,093	$7,695,190	$7,674,371

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	March 31, 2018			December 31, 2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$60,702	$237	1.58%	$53,967	$181	1.33%
New loans (4)	7,755,641	80,344	4.14%	7,357,646	74,573	3.97%
Acquired loans (4)(5)	455,649	7,122	6.25%	321,297	6,257	7.79%
Investment securities	2,205,548	20,854	3.78%	2,171,964	20,479	3.69%
Total interest-earning assets	$10,477,540	$108,557	4.14%	$9,904,874	$101,490	4.02%
Non-earning assets:
Noninterest-earning assets	484,864			477,169
Total assets	$10,962,404			$10,382,043
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,413,175	$3,841	1.10%	$1,362,608	$3,226	0.94%
Interest-bearing NOW accounts	446,304	977	0.89%	342,094	672	0.78%
Savings and money market accounts	2,995,900	8,369	1.13%	2,847,328	7,361	1.03%
Time deposits (6)	2,824,322	10,462	1.50%	2,476,022	8,530	1.37%
FHLB advances and other borrowings (6)	753,009	2,725	1.45%	895,618	3,587	1.57%
Total interest-bearing liabilities	$8,432,710	$26,374	1.27%	$7,923,670	$23,376	1.17%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,252,912			$1,225,896
Other liabilities	48,382			58,989
Stockholders’ equity	1,228,400			1,173,488
Total liabilities and stockholders’ equity	$10,962,404			$10,382,043
Net interest income		$82,183			$78,114
Net interest spread			2.87%			2.85%
Net interest margin			3.18%			3.13%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended March 31,
	2018			2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$60,702	$237	1.58%	$33,990	$72	0.86%
New loans (4)	7,755,641	80,344	4.14%	6,342,488	58,691	3.70%
Acquired loans (4)(5)	455,649	7,122	6.25%	368,305	7,898	8.58%
Investment securities	2,205,548	20,854	3.78%	1,986,083	18,561	3.74%
Total interest-earning assets	$10,477,540	$108,557	4.14%	$8,730,866	$85,222	3.90%
Non-earning assets:
Noninterest-earning assets	484,864			465,617
Total assets	$10,962,404			$9,196,483
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,413,175	$3,841	1.10%	$1,013,185	$1,712	0.69%
Interest-bearing NOW accounts	446,304	977	0.89%	404,483	473	0.47%
Savings and money market accounts	2,995,900	8,369	1.13%	2,791,959	5,116	0.74%
Time deposits (6)	2,824,322	10,462	1.50%	2,150,522	6,217	1.17%
FHLB advances and other borrowings (6)	753,009	2,725	1.45%	843,929	2,034	0.96%
Total interest-bearing liabilities	$8,432,710	$26,374	1.27%	$7,204,078	$15,552	0.87%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,252,912			$945,494
Other liabilities	48,382			32,072
Stockholders’ equity	1,228,400			1,014,839
Total liabilities and stockholders’ equity	$10,962,404			$9,196,483
Net interest income		$82,183			$69,670
Net interest spread			2.87%			3.03%
Net interest margin			3.18%			3.24%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Net Income	$40,099	$18,964	$32,160	$35,081	$38,989
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	(1,404)	211	690	255	777
Noninterest expenses
Salaries and employee benefits	826	115	51	223	56
Occupancy and equipment	3	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	911	148	—	—	—
Data processing and network fees	539	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	277	65	125	21	12
Taxes
Tax Effect of adjustments (1)	(3,398)	16,212	2,541	(2,534)	(9,147)
Adjusted Net Income	$40,661	$35,293	$34,187	$32,536	$29,133

Average assets	$10,962,404	$10,382,043	$9,971,003	$9,602,354	$9,196,483
ROA (2)	1.48%	0.72%	1.28%	1.47%	1.72%
Adjusted ROA (3)	1.50%	1.35%	1.36%	1.36%	1.28%

(1) Tax effected at marginal income tax rate of 25% except for non tax deductible and discreet items. Adjusted tax rate of 25% for full-year 2017 and 20-23% for full-year 2018.
(2) Return on assets: Annualized net income / average assets
(3) Adjusted return on assets: Annualized adjusted net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Efficiency Ratio
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Reported: Net interest income	$82,183	$78,114	$75,781	$71,887	$69,670
FTE adjustment	479	1,245	1,357	1,348	1,288
Adjusted net interest income	$82,662	$79,359	$77,138	$73,235	$70,958

Reported: Noninterest income	$7,223	$7,731	$8,425	$8,873	$9,987
FTE adjustment	456	879	894	904	904
Less: Gain on investment securities	(1,404)	211	690	255	777
Adjusted noninterest income	$9,083	$8,399	$8,629	$9,522	$10,114
Reported: Noninterest expense	$39,161	$36,119	$35,239	$35,252	$35,084
Less:
Salaries and employee benefits	826	115	51	223	56
Occupancy and equipment	3	—	—	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	911	148	—	—	—
Data processing and network fees	539	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	277	65	125	21	12
Adjusted noninterest expense	$36,605	$35,791	$35,063	$35,008	$35,016
Efficiency ratio (1)	43.47%	41.78%	41.54%	43.33%	43.72%
Adjusted efficiency ratio (2)	39.58%	40.49%	40.58%	41.99%	42.88%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Adjusted efficiency ratio: Adjusted noninterest expense less amortization of intangibles / (adjusted noninterest income + adjusted net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands, except share and per share data)
Total assets	$11,662,113	$10,677,079	$10,229,332	$9,901,392	$9,533,222
Less:
Goodwill and other intangible assets	147,738	84,872	85,127	85,383	85,639
Tangible assets	$11,514,375	$10,592,207	$10,144,205	$9,816,009	$9,447,583
Total stockholders’ equity	$1,304,142	$1,179,172	$1,156,073	$1,117,278	$1,055,247
Less:
Goodwill and other intangible assets	147,738	84,872	85,127	85,383	85,639
Tangible stockholders’ equity	$1,156,404	$1,094,300	$1,070,946	$1,031,895	$969,608
Shares outstanding	46,620,627	44,380,580	43,728,302	43,208,418	42,432,062
Tangible book value per share	$24.80	$24.66	$24.49	$23.88	$22.85
Average assets	$10,962,404	$10,382,043	$9,971,003	$9,602,354	$9,196,483
Average equity	$1,228,400	$1,173,488	$1,137,834	$1,086,554	$1,014,839
Average goodwill and other intangible assets	$105,988	$84,996	$85,257	$85,511	$85,766
Tangible average equity to tangible average assets	10.3%	10.6%	10.6%	10.5%	10.2%
Tangible common equity ratio	10.0%	10.3%	10.6%	10.5%	10.3%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com